UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           November 16, 2005
LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code           (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 16, 2005, the Board of Directors of LodgeNet Entertainment Corporation approved the acceleration of vesting of unvested stock options granted to its employees and executive officers that had an exercise price greater than $17.00 per share. As a result, options to acquire 374,375 shares of common stock, 109,000, 106,000, 106,000 and 53,375 of which would otherwise have vested in 2006, 2007, 2008 and 2009, respectively, became immediately exercisable.
     The Board of Directors of LodgeNet took the foregoing action to accelerate vesting in the strong belief that it is in the best interest of LodgeNet’s shareholders to minimize the future non-cash compensation expense associated with stock options upon adoption of Statement of Financial Accounting Standards No. 123(R), which will occur for LodgeNet on January 1, 2006. LodgeNet estimates that the accelerated vesting of out-of-the-money options will reduce LodgeNet’s aggregate compensation expense in fiscal year 2006 by approximately $2.1 million, by approximately $1.0 million in 2007, and by approximately $0.5 million in 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005	By /s/ Scott C. Petersen
Scott C. Petersen
Its President and Chief Executive Officer